UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2024

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act.

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities.

On June 27, 2024, Fortress Biotech, Inc. (“Fortress”) issued 2,028,345 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), to the former holders of the 8% Cumulative Convertible Class B Preferred Stock (the “Urica Preferred Stock”) of Urica Therapeutics, Inc., a subsidiary of Fortress (“Urica”). The issuance of the Shares was in satisfaction of obligations under that certain Dividend Payment and Exchange Agreement dated as of December 27, 2022 (the “Dividend Agreement”), between Fortress and Urica for the benefit of the holders of the Urica Preferred Stock. Fortress originally entered into the Dividend Agreement as a partial inducement to investors in the previously disclosed private offering by Urica of the Urica Preferred Stock.

Under the Dividend Agreement and the terms of the Urica Preferred Stock, Fortress agreed to (i) pay cumulative dividends on the Urica Preferred Stock in shares of Common Stock and (ii) at its election pay cash or issue new shares of Common Stock to the holders of the Urica Preferred Stock, in exchange for their mandatory tender to Fortress of their shares of Urica Preferred Stock, upon the occurrence of certain dates and conditions set forth in the Certificate of Designations of Rights and Preferences for the Urica Preferred Stock. On June 27, 2024, based on the formula provided by the terms of the Urica Preferred Stock, Fortress elected to issue the Shares, rather than pay cash, and paid $20,747.62 in lieu of fractional shares and for accumulated and unpaid dividends that would otherwise have been payable in Common Stock, upon its receipt of all of the issued and outstanding shares of Urica Preferred Stock from the prior holders of such Urica Preferred Stock. The foregoing issuances were made in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a) thereof. The Shares may not be sold or transferred absent registration under the Securities Act or an exemption therefrom. The resale of the Shares by the former holders of the Urica Preferred Stock has been registered under the Securities Act on a registration statement that was declared effective on June 27, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: June 28, 2024

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer